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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): September 6, 2001

                             ----------------------



                        Ascent Entertainment Group, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                                               0-27192                               52-1930707
(State or other jurisdiction of                        (Commission                           (I.R.S. Employer
incorporation or organization)                         File No.)                             Identification No.)


                               12300 Liberty Blvd.
                            Englewood, Colorado 80112
                    (Address of principal executive offices)

                                 (720) 875-5400
              (Registrant's telephone number, including area code)

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Item 5.       Other Events.

              As more fully described in the Form 8-K of Ascent Entertainment Group, Inc. ("AEG") filed on January 24, 2001, AEG and ANS Acquisition Sub, Inc. ("Acquisition Sub") are parties to the Operating Agreement of Livewire Network Services, LLC ("LNS"). The Operating Agreement of LNS contains a put-call provision, pursuant to which AEG may elect to sell to Acquisition Sub, or Acquisition Sub may elect to purchase from AEG, at certain times during the 2001 calendar year, AEG's 99% ownership interest in LNS (the "Put-Call Option").

              On August 21, 2001, Acquisition Sub exercised the Put-Call Option. The closing of the transfer of AEG's 99% ownership interest in LNS to Acquisition Sub occurred on September 6, 2001. The purchase price for the transaction was $31,738,165.26 in cash, consisting of $29,700,000 plus an additional return on that amount accrued at the annual rate of 10%, compounded quarterly, from January 5, 2001 through September 6, 2001.

              AEG previously obtained an opinion from an investment banking firm that the transaction is fair to AEG from a financial point of view.


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                                   SIGNATURES

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ASCENT ENTERTAINMENT GROUP, INC.

Date:  September 17, 2001             By:  /s/ Charles Y. Tanabe
                                      -----------------------------------------
                                      Charles Y. Tanabe
                                      Senior Vice President